                            EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release

Columbus McKinnon Reports Record Gross Margin of 37.5% for First Quarter Fiscal Year 2023
BUFFALO, NY, July 28, 2022 - Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced financial results for its fiscal year 2023 first quarter, which ended June 30, 2022. Results include the addition of Garvey Corporation, which was acquired on December 1, 2021.
First Quarter Highlights (compared with prior year period)
•Delivered revenue of $220 million, up 6.5% on a constant currency basis
•Achieved record gross margin of 37.5% as Columbus McKinnon Business System (CMBS) enabled strong execution
•Realized first quarter fiscal 2023 earnings per diluted share of $0.29 compared with a loss of $0.27 in prior-year; adjusted EPS* was $0.69, unchanged from prior-year period
•Continued strength in demand with orders up 11% on a constant currency basis driven by 10% growth in North America and 12% growth in EMEA
•Maintained strong balance sheet; reduced debt an additional $10 million in quarter
David Wilson, President and CEO of Columbus McKinnon, commented, “We had a strong start to the year with our first quarter results. I am proud of how our team executed to deliver growth and record gross margin while improving the business. The realignment of Columbus McKinnon’s structure is enabling cost synergies and improved collaboration across the organization. In fact, our new regional leadership structure has created greater cross-functional engagement and is unlocking even more potential to deliver results in the face of current supply chain challenges, labor constraints and high inflation. Encouragingly, we continue to see strong demand for our intelligent motion solutions across a breadth of markets. We are also well positioned financially to execute our strategy and further transform Columbus McKinnon into a higher growth, less cyclical enterprise with expanded margins.”
*Adjusted EPS is a non-GAAP measure. See accompanying discussion and reconciliation tables in this release regarding the reconciliation of GAAP financials to non-GAAP measures.

Columbus McKinnon Reports Record Gross Margin of 37.5% for First Quarter Fiscal Year 2023

July 28, 2022
First Quarter Fiscal 2023 Sales

($ in millions)	Q1 FY 23	Q1 FY 22	Change	% Change
Net sales	$220.3	$213.5	$6.8	3.2%

U.S. sales	$138.7	$124.5	$14.2	11.4%
% of total	63%	58%
Non-U.S. sales	$81.6	$89.0	$(7.4)	(8.3)%
% of total	37%	42%
For the quarter, sales increased $6.8 million, or 3.2%. The acquisition added $8.5 million in sales which helped to offset unfavorable foreign currency translation of $7.0 million, or 3.3% of total sales. In the U.S., volume improved $0.1 million, or 0.1%, and price improved $6.4 million, or 5.1%. U.S. sales related to the acquisition were $7.8 million. Outside the U.S., price improvement of $3.2 million, or 3.6% helped to offset the $4.4 million, or 4.9%, decline in volume. The acquisition added $0.7 million of sales outside the U.S.
First Quarter Fiscal 2023 Operating Results

($ in millions)	Q1 FY 23	Q1 FY 22	Change	% Change
Gross profit	$82.5	$74.1	$8.5	11.4%
Gross margin	37.5%	34.7%	280 bps
Adjusted gross profit*	$82.5	$77.6	$5.0	6.4%
Adjusted gross margin*	37.5%	36.3%	120 bps
Income from operations	$22.8	$10.7	$12.1	112.3%
Operating margin	10.4%	5.0%	540 bps
Adjusted income from operations*	$24.6	$23.6	$1.0	4.1%
Adjusted operating margin*	11.1%	11.1%	0 bps
Net income (loss)	$8.4	$(7.3)	$15.7	NM
Net income (loss) margin	3.8%	(3.4)%	720 bps
Diluted EPS	$0.29	$(0.27)	$0.56	NM
Adjusted EPS*	$0.69	$0.69	$—	—%
Adjusted EBITDA*	$35.0	$34.1	$1.0	2.8%
Adjusted EBITDA margin*	15.9%	16.0%	(10) bps
*Adjusted gross profit, adjusted gross margin, adjusted income from operations, adjusted operating margin, adjusted EPS, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP measures. See accompanying discussion and reconciliation tables in this release regarding adjusted operating income, adjusted operating margin, adjusted EPS, and the reconciliation of GAAP net income (loss) to adjusted EBITDA.
Adjusted earnings per diluted share were $0.69 in the fiscal 2023 first quarter unchanged from the prior-year period. Adjusted EPS excludes amortization of intangible assets related to acquisitions. The Company believes this better represents its inherent earnings power and cash generation capability.
Second Quarter Fiscal 2023 Outlook
Columbus McKinnon expects second quarter fiscal 2023 sales of approximately $230 million to $240 million at current exchange rates, a sequential increase in the mid-to-high single digits.
Mr. Wilson concluded, “We are confident in our ability to deliver our plan as we continue to advance Columbus McKinnon’s transformation. We are executing to meet our commitments and to achieve our goals of $1.5 billion in revenue and 21% adjusted EBITDA margin in fiscal 2027.”

Columbus McKinnon Reports Record Gross Margin of 37.5% for First Quarter Fiscal Year 2023

July 28, 2022
Teleconference/webcast
Columbus McKinnon will host a conference call and live webcast today at 10:00 AM Eastern Time, at which management will review the Company’s financial results and strategy. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at investors.columbusmckinnon.com. A question-and-answer session will follow the formal discussion.
The conference call can be accessed by dialing 201-493-6780. The listen-only audio webcast can be monitored at investors.columbusmckinnon.com. To listen to the archived call, dial 412-317-6671 and enter the passcode 13730934. The telephonic replay will be available from 1:00 PM Eastern Time on the day of the call through Thursday, August 4, 2022. Alternatively, an archived webcast of the call can be found on the Company’s website. In addition, a transcript of the call will be posted to the website once available.
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.columbusmckinnon.com.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning expected growth, future sales and EBITDA margins, and future potential to deliver results; the execution of its strategy and further transformation of the Company with stronger growth, less cyclicality and higher margins, and achievement of certain goals. These statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the impact of supply chain challenges and inflation, the ability of the Company to scale the organization, achieve its financial targets including revenue and adjusted EBITDA margin, and to execute CMBS and the Core Growth Framework; global economic and business conditions affecting the industries served by the Company and its subsidiaries including COVID-19; the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded as current plans, estimates and beliefs. The Company assumes no obligation to update the forward-looking information contained in this release.
Contacts:

Gregory P. Rustowicz	Investor Relations:
Executive Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com

Financial tables follow.

Columbus McKinnon Reports Record Gross Margin of 37.5% for First Quarter Fiscal Year 2023

July 28, 2022
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	June 30, 2022	June 30, 2021	Change
Net sales	$220,287	$213,464	3.2%
Cost of products sold	137,768	139,401	(1.2)%
Gross profit	82,519	74,063	11.4%
Gross profit margin	37.5%	34.7%
Selling expenses	26,156	23,482	11.4%
% of net sales	11.9%	11.0%
General and administrative expenses	21,881	30,143	(27.4)%
% of net sales	9.9%	14.1%
Research and development expenses	5,130	3,583	43.2%
% of net sales	2.3%	1.7%
Amortization of intangibles	6,535	6,109	7.0%
Income from operations	22,817	10,746	112.3%
Operating margin	10.4%	5.0%
Interest and debt expense	6,203	5,812	6.7%
Cost of debt refinancing	—	14,803	(100.0)%
Investment (income) loss	430	(433)	NM
Foreign currency exchange (gain) loss	1,203	94	1,179.8%
Other (income) expense, net	(2,303)	250	NM
Income (loss) before income tax expense (benefit)	17,284	(9,780)	NM
Income tax expense (benefit)	8,893	(2,517)	NM
Net income (loss)	$8,391	$(7,263)	NM

Average basic shares outstanding	28,544	26,762	6.7%
Basic income (loss) per share	$0.29	$(0.27)	NM

Average diluted shares outstanding	28,699	26,762	7.2%
Diluted income (loss) per share	$0.29	$(0.27)	NM

Columbus McKinnon Reports Record Gross Margin of 37.5% for First Quarter Fiscal Year 2023

July 28, 2022
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2022	March 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$85,660	$115,390
Trade accounts receivable	133,006	147,515
Inventories	189,324	172,139
Prepaid expenses and other	34,649	31,545
Total current assets	442,639	466,589

Property, plant, and equipment, net	95,651	97,926
Goodwill	640,970	648,849
Other intangibles, net	378,398	390,788
Marketable securities	10,322	10,294
Deferred taxes on income	2,147	2,313
Other assets	64,602	68,948
Total assets	$1,634,729	$1,685,707

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$73,867	$90,881
Accrued liabilities	104,820	118,187
Current portion of long-term debt and finance lease obligations	40,565	40,551
Total current liabilities	219,252	249,619

Term loan and finance lease obligations	460,762	470,675
Other non-current liabilities	179,534	192,610
Total liabilities	859,548	912,904

Shareholders’ equity:
Common stock	286	285
Additional paid-in capital	505,926	506,074
Retained earnings	324,734	316,343
Accumulated other comprehensive loss	(55,765)	(49,899)
Total shareholders’ equity	775,181	772,803
Total liabilities and shareholders’ equity	$1,634,729	$1,685,707

Columbus McKinnon Reports Record Gross Margin of 37.5% for First Quarter Fiscal Year 2023

July 28, 2022
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Three Months Ended
	June 30, 2022	June 30, 2021
Operating activities:
Net income (loss)	$8,391	$(7,263)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	10,469	10,467
Deferred income taxes and related valuation allowance	1,272	(245)
Net loss (gain) on sale of real estate, investments, and other	485	(391)
Stock-based compensation	751	2,262
Amortization of deferred financing costs	430	471
Cost of debt refinancing	—	14,803
Loss (gain) on hedging instruments	(192)	—
Loss on retirement of fixed asset	173	—
Non-cash lease expense	2,139	1,989
Changes in operating assets and liabilities, net of effects of business acquisitions:
Trade accounts receivable	11,265	2,043
Inventories	(21,467)	(10,802)
Prepaid expenses and other	359	(5,714)
Other assets	(143)	35
Trade accounts payable	(15,720)	(5,879)
Accrued liabilities	(6,938)	(5,945)
Non-current liabilities	(2,451)	(3,227)
Net cash provided by (used for) operating activities	(11,177)	(7,396)

Investing activities:
Proceeds from sales of marketable securities	650	2,181
Purchases of marketable securities	(1,226)	(4,137)
Capital expenditures	(2,953)	(3,648)
Proceeds from insurance reimbursement	—	482
Purchases of businesses, net of cash acquired	(1,616)	(475,311)
Dividend received from equity method investment	313	—
Net cash provided by (used for) investing activities	(4,832)	(480,433)

Financing activities:
Proceeds from issuance of common stock	415	290
Repayment of debt	(10,128)	(455,040)
Proceeds from issuance of long-term debt	—	650,000
Proceeds from equity offering	—	207,000
Fees related to debt and equity offering	—	(25,292)
Cash inflows from hedging activities	6,163	—
Cash outflows from hedging activities	(6,022)	—
Payment of dividends	(1,996)	(1,439)
Other	(1,313)	(1,764)
Net cash provided by (used for) financing activities	(12,881)	373,755

Effect of exchange rate changes on cash	(840)	601

Net change in cash and cash equivalents	(29,730)	(113,473)
Cash, cash equivalents, and restricted cash at beginning of year	115,640	202,377
Cash, cash equivalents, and restricted cash at end of period	$85,910	$88,904

Columbus McKinnon Reports Record Gross Margin of 37.5% for First Quarter Fiscal Year 2023

July 28, 2022
COLUMBUS McKINNON CORPORATION
Q1 FY 2023 Sales Bridge

	Quarter
($ in millions)	$ Change	% Change
Fiscal 2022 Sales	$213.5
Acquisition	8.5	4.0%
Volume	(4.3)	(2.0)%
Pricing	9.6	4.5%
Foreign currency translation	(7.0)	(3.3)%
Total change	$6.8	3.2%
Fiscal 2023 Sales	$220.3
COLUMBUS McKINNON CORPORATION
Q1 FY 2023 Gross Profit Bridge

($ in millions)	Quarter
Fiscal 2022 Gross Profit	$74.1
Acquisition	3.1
Price, net of material cost inflation	3.1
Prior year acquisition inventory step-up expense	3.0
Sales volume and mix	1.0
Prior year acquisition integration costs	0.5
Tariffs	0.1
Productivity, net of other cost changes	0.1
Foreign currency translation	(2.5)
Total change	8.4
Fiscal 2023 Gross Profit	$82.5

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 23	63	64	60	63	250

FY 22	63	64	61	63	251

Columbus McKinnon Reports Record Gross Margin of 37.5% for First Quarter Fiscal Year 2023

July 28, 2022
COLUMBUS McKINNON CORPORATION
Additional Data - UNAUDITED

	June 30, 2022		March 31, 2022		June 30, 2021
($ in millions)
Backlog	$351.6		$309.1		$247.4
Long-term backlog
Expected to ship beyond 3 months	$162.8		$135.2		$107.3
Long-term backlog as % of total backlog	46.3%		43.7%		43.4%

Trade accounts receivable
Days sales outstanding	54.9	days	53.0	days	52.5	days

Inventory turns per year
(based on cost of products sold)	2.9	turns	3.9	turns	4.0	turns
Days' inventory	125.4	days	93.6	days	90.8	days

Trade accounts payable
Days payables outstanding	58.6	days	58.7	days	52.4	days

Working capital as a % of sales (2)	19.9%		15.5%		12.5%

Net cash provided by (used for) operating activities	$(11.2)		$25.2		$(7.4)
Capital expenditures	$3.0		$3.6		$3.6
Free cash flow (1)	$(14.1)		$21.6		$(11.0)

Debt to total capitalization percentage	39.3%		39.8%		38.8%

Debt, net of cash, to net total capitalization	34.9%		33.9%		33.8%

(1) Free cash flow is defined as cash from operations less capital expenditures. Free cash flow is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as free cash flow, is important for investors and other readers of the Company’s financial statements.
Components may not add due to rounding.
(2) June 30, 2022 and March 31, 2022 figures exclude the impact of the acquisition of Garvey. June 30, 2021 figure excludes the impact of the acquisition of Dorner.

Columbus McKinnon Reports Record Gross Margin of 37.5% for First Quarter Fiscal Year 2023

July 28, 2022
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit
($ in thousands)

	Three Months Ended June 30,
	2022	2021
GAAP gross profit	$82,519	$74,063
Add back (deduct):
Acquisition inventory step-up expense	—	2,981
Acquisition integration costs	—	521
Non-GAAP adjusted gross profit	$82,519	$77,565

Sales	$220,287	$213,464

Gross margin - GAAP	37.5%	34.7%
Adjusted gross margin - Non-GAAP	37.5%	36.3%

Adjusted gross profit is defined as gross profit as reported, adjusted for certain items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted gross profit, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit to that of other companies.

Columbus McKinnon Reports Record Gross Margin of 37.5% for First Quarter Fiscal Year 2023

July 28, 2022
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations
($ in thousands)

	Three Months Ended June 30,
	2022	2021
GAAP income from operations	$22,817	$10,746
Add back (deduct):
Business realignment costs	1,657	623
Acquisition deal and integration costs	86	9,242
Acquisition inventory step-up expense	—	2,981
Non-GAAP adjusted income from operations	$24,560	$23,592

Sales	$220,287	$213,464

Operating margin - GAAP	10.4%	5.0%
Adjusted operating margin - Non-GAAP	11.1%	11.1%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company’s income from operations to that of other companies.

Columbus McKinnon Reports Record Gross Margin of 37.5% for First Quarter Fiscal Year 2023

July 28, 2022
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income and Diluted Earnings per Share to
Non-GAAP Adjusted Net Income and Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended June 30,
	2022	2021
GAAP net income (loss)	$8,391	$(7,263)
Add back (deduct):
Amortization of intangibles	6,535	6,109
Business realignment costs	1,657	623
Acquisition deal and integration costs	86	9,242
Cost of debt refinancing	—	14,803
Acquisition inventory step-up expense	—	2,981
Normalize tax rate to 22% (1)	3,269	(7,792)
Non-GAAP adjusted net income	$19,938	$18,703

Average diluted shares outstanding	28,699	27,159

Diluted income (loss) per share - GAAP	$0.29	$(0.27)

Diluted income per share - Non-GAAP	$0.69	$0.69
(1) Applies a normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items, including amortization of intangible assets, and also adjusted for a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies. The Company believes that representing adjusted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.

Columbus McKinnon Reports Record Gross Margin of 37.5% for First Quarter Fiscal Year 2023

July 28, 2022
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
($ in thousands)

	Three Months Ended June 30,
	2022	2021
GAAP net income (loss)	$8,391	$(7,263)
Add back (deduct):
Income tax expense (benefit)	8,893	(2,517)
Interest and debt expense	6,203	5,812
Investment (income) loss	430	(433)
Foreign currency exchange (gain) loss	1,203	94
Other (income) expense, net	(2,303)	250
Depreciation and amortization expense	10,469	10,467
Business realignment costs	1,657	623
Acquisition deal and integration costs	86	9,242
Cost of debt refinancing	—	14,803
Acquisition inventory step-up expense	—	2,981
Non-GAAP adjusted EBITDA	$35,029	$34,059

Sales	$220,287	$213,464

Net income (loss) margin - GAAP	3.8%	(3.4)%
Adjusted EBITDA margin - Non-GAAP	15.9%	16.0%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company’s financial statements.